As filed with the Securities and Exchange Commission on April 20, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRONTIER COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-0619596
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3 High Ridge Park

Stamford, Connecticut 06905

(203) 614-5600

(Name, address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark D. Nielsen

Executive Vice President, General Counsel and Secretary

Frontier Communications Corporation

3 High Ridge Park

Stamford, Connecticut 06905

(203) 614-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stacy J. Kanter, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Telephone: (212) 735-3000

Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Common Stock, Preferred Stock, Debt Securities, Purchase Contracts, Purchase Units

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)	Not applicable pursuant to Form S-3 General Instruction II.E.
(3)	We are registering an indeterminate number of shares of common stock or preferred stock and amount of debt securities as may be issued upon conversion, exchange or exercise, as applicable, of any preferred stock or debt securities or settlement of any purchase contracts or purchase units, including such shares of common stock or preferred stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering.
(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.

PROSPECTUS

Frontier Communications Corporation

Common Stock

Preferred Stock

Debt Securities

Purchase Contracts

Purchase Units

We may offer and sell from time to time our securities in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings. We may from time to time offer to sell together or separately in one or more offerings:

•	common stock;

•	preferred stock;

•	debt securities;

•	purchase contracts; and

•	purchase units.

We will provide specific terms of any securities to be offered in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer and sell these securities to or through one or more underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. These securities may also be resold by selling security holders. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “FTR.” Any prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Our principal executive offices are located at 3 High Ridge Park, Stamford, Connecticut 06905. Our telephone number is (203) 614-5600.

Investing in our securities involves risks. Please refer to the “Risk Factors” section on page 3 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider when evaluating such investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 20, 2015

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus or any accompanying prospectus supplement. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement, including its exhibits. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein as well as any accompanying prospectus supplements or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Statements contained in this prospectus and any accompanying prospectus supplement or in any applicable free writing prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information.” Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement, any applicable free writing prospectus or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. None of the delivery of this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus or any sale made under this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus will, under any circumstances, imply that the information in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus is correct as of any date after the date of this prospectus or any such accompanying prospectus supplement or applicable free writing prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not authorized anyone else to provide you with any other information.

Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Frontier,” “we,” “us,” “our,” “our company” or “the company” refer to Frontier Communications Corporation, a Delaware corporation, and its direct and indirect subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information we have included or incorporated by reference in this prospectus and any accompanying prospectus supplement contains or may contain forward-looking statements. These forward-looking statements include, among others, statements of our plans, objectives, expectations (financial or otherwise) or intentions.

Our forward-looking statements involve risks and uncertainties. Our actual results may differ significantly from those projected or suggested in any forward-looking statements. We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Factors that might cause such a difference to occur include, but are not limited to:

•	risks related to our acquisitions, including our ability to complete the applicable acquisition, our ability to successfully integrate operations and our ability to realize anticipated cost savings;

•	our ability to meet our debt and debt service obligations;

•	competition from cable, wireless and other wireline carriers and the risk that we will not respond on a timely or profitable basis;

•	our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings;

•	reductions in the number of our voice customers that we cannot offset with increases in broadband subscribers and sales of other products and services;

•	our ability to maintain relationships with customers, employees or suppliers;

•	the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks;

•	continued reductions in switched access revenues as a result of regulation, competition or technology substitutions;

•	the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors;

•	our ability to effectively manage service quality in our territories and meet mandated service quality metrics;

•	our ability to successfully introduce new product offerings;

•	the effects of changes in accounting policies or practices, including potential future impairment charges with respect to our intangible assets;

•	our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity, which may affect payment of dividends on our common shares;

•	the effects of changes in both general and local economic conditions on the markets that we serve;

•	the effects of increased medical expenses and pension and postemployment expenses;

•	the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments;

•	our ability to successfully renegotiate union contracts;

•	changes in pension plan assumptions, interest rates, regulatory rules and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2015 and beyond;

•	adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the ability, or increase the cost, of financing to us;

•	the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company;

•	the effects of severe weather events or other natural or man-made disasters, which may increase our operating expenses or adversely impact customer revenue; and

•	the impact of potential information technology or data security breaches or other disruptions.

These and other relevant factors, including those risk factors identified in our Annual Report on Form 10-K and our other filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, parts of which are incorporated by reference in this prospectus, should be carefully considered when reviewing any forward-looking statement. See “Where You Can Find More Information.”

OUR COMPANY

We are the largest communications company providing services mainly to rural areas and small and medium-sized towns and cities in the United States. Our mission is to be the leader in providing communications services to residential and business customers in our markets. We are committed to delivering innovative and reliable products and solutions with an emphasis on convenience, service and customer satisfaction. We offer a variety of voice, data and video services and products on a standalone basis and as bundled or packaged solutions. We believe that our local engagement structure, 100% U.S.-based workforce and innovative product positioning will continue to differentiate us from our competitors in the markets in which we compete.

As of December 31, 2014, we are the nation’s fourth largest Incumbent Local Exchange Carrier, or ILEC, with 3.5 million customers, 2.4 million broadband subscribers and 17,400 employees. We operate as an ILEC in 28 states.

We conduct business with both residential and business customers, and we provide the “last mile” of communications services to customers in these markets. Our services and products include:

•	data and Internet services

•	wireless broadband services

•	data transmission services (e.g., DS1, DS3, OCNX, Ethernet, dedicated Internet Protocol)

•	computer security and premium technical support (i.e., Frontier Secure)

•	residential and commercial Voice over Internet Protocol (VoIP) service

•	voice services

•	access services

•	other services

•	FiOS® video services

•	Frontier TV powered by U-verse®

•	satellite video services

•	customer premise equipment

•	directories

We are a Delaware corporation with executive offices at 3 High Ridge Park, Stamford, Connecticut 06905. Our telephone number is (203) 614-5600.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

USE OF PROCEEDS

Unless otherwise stated in any prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any securities for general corporate purposes. Unless otherwise set forth in any prospectus supplement accompanying this prospectus, we will not receive any proceeds in the event that securities are sold by a selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. For purposes of this ratio, earnings consist of pre-tax income from continuing operations before (income) loss from equity investees, plus fixed charges (except for interest capitalized), distributed income of equity investees and interest capitalized less income attributable to the noncontrolling interest in a partnership. Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed to be representative of interest.

Year Ended December 31,
2010	2011	2012	2013	2014
1.49	1.33	1.29	1.23	1.22

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, purchase contracts and purchase units that may be offered and sold hereunder from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

Under our restated certificate of incorporation, or Certificate of Incorporation, our total authorized capital stock consists of 50,000,000 shares of preferred stock, par value $0.01 per share, or the preferred shares, and 1,750,000,000 shares of common stock, par value $0.25 per share, or the common stock.

The following describes the material terms of our Certificate of Incorporation and by-laws, as amended, or By-laws, but it does not purport to describe all of the terms thereof. This summary is qualified in its entirety by reference to our Certificate of Incorporation and our By-laws, each of which is filed as an exhibit to the registration statement of which this prospectus is a part, and the applicable provisions of the General Corporation Law of the State of Delaware, or the DGCL. To find out where copies of our Certificate of Incorporation and By-laws can be obtained, see “Where You Can Find More Information.”

Common Stock

Dividends

Holders of shares of our common stock are entitled to receive dividends and other distributions in cash, stock or property of Frontier as may be declared by our board of directors, or the Board, from time to time at its sole discretion out of our assets or funds legally available for dividends or other distributions. Dividends on common stock are not cumulative. Consequently, if dividends on our common stock are not declared, stockholders are not entitled to receive such payments in the future.

Rights upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares of our common stock will be entitled to share in our assets remaining after payment of all debts and other liabilities, subject to the liquidation preference of any outstanding preferred stock.

Voting Rights

Holders of common stock are entitled to one vote for each share held of record and may not cumulate votes for the election of directors.

Except as otherwise required by the DGCL and our Certificate of Incorporation and By-laws, action requiring stockholder approval may be taken by a vote of the holders of a majority of the common stock at a meeting at which a quorum is present.

Other Rights

Holders of common stock do not have preemptive rights. Holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Listing and Transfer Agent

Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “FTR.” The transfer agent and registrar for our common stock is the Computershare Trust Company, N.A.

Preferred Stock

Our Certificate of Incorporation provides that we may issue up to 50,000,000 shares of preferred stock in one or more series as may be determined by the Board.

The Board has broad discretionary authority with respect to the rights of each issued series of preferred stock and may take several actions without any vote or action of the holders of common stock, including:

•	determining the number of shares to be included in each series;

•	fixing the designation, powers, preferences and relative, participating, optional, conversion and other rights of the shares of each series and any qualifications, limitations or restrictions with respect to each series; and

•	increasing or decreasing the number of shares of any series.

The Board may authorize, without approval of holders of our common stock, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of common stock. For example, preferred stock may rank prior to common stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights and may be convertible into shares of common stock.

Preferred stock could be issued quickly with terms designed to discourage, delay or prevent a change in the control of our company or to make the removal of our management more difficult, including a tender offer or other transaction that some, or a majority, of our common stockholders might believe to be in their best interest or in which stockholders might receive a premium for their stock over the then best current market price. This could have the effect of discouraging third-party bids for our common stock or may otherwise adversely affect the market price of our common stock.

We believe that the ability of the Board to issue one or more series of preferred stock provides us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without action by holders of common stock, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Frontier’s Certificate of Incorporation and By-laws

Provisions of the DGCL and our Certificate of Incorporation and By-laws could delay or discourage some transactions involving an actual or potential change in control of us or our management and may limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests. These provisions:

•	authorize the Board to establish one or more series of preferred stock, the terms of which can be determined by the Board at the time of issuance;

•	provide an advanced written notice procedure with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board;

•	state that special meetings of our stockholders may be called by the Chairman of the Board or the Chief Executive Officer and must be called on the request in writing or by vote of a majority of the Board or on request in writing of stockholders of record owning 50% of the capital stock outstanding and entitled to vote;

•	allow our directors, and not our stockholders, to fill vacancies on the Board, including vacancies resulting from removal or enlargement of the Board; and

•	grant the Board the authority to amend and repeal the By-laws without a stockholder vote; provided, however, that such authority of the Board is subject to the power of the stockholders to change or repeal any By-laws by a majority vote of the stockholders present and represented at any annual meeting or at any special meeting called for such purpose.

DESCRIPTION OF DEBT SECURITIES

We will set forth in the applicable prospectus supplement a description of any debt securities that may be offered pursuant to this prospectus.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of common stock, preferred stock or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. The purchase contracts may, however, permit us to satisfy our obligations, if any, with respect to such purchase contracts by delivering the cash value of such purchase contracts or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any purchase contracts or purchase units we may offer will contain the specific terms of the purchase contracts or purchase units. These terms may include the following:

•	whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock or debt securities, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The description in the applicable prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any applicable prospectus supplement in their entirety.

SELLING SECURITYHOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

We may offer and sell these securities to or through one or more underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. These securities may also be resold by selling security holders. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

VALIDITY OF SECURITIES

The validity of the securities offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of Frontier Communications Corporation as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined financial statements of the AT&T Connecticut Wireline Operations (A Business Unit of AT&T Inc.) as of December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov. Our SEC filings can also be found on our website at http://www.frontier.com. However, the information on our website is not a part of this prospectus. In addition, you can inspect reports and other information we file at the office of The Nasdaq Stock Market, One Liberty Plaza, 165 Broadway, New York, NY 10006.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus and the information that we file later with the SEC may update and supersede the information we incorporate by reference. We incorporate by reference the following documents listed below and any future filings (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2014;

•	our Current Reports on Form 8-K filed on September 3, 2014 (excluding Exhibits 99.2 and 99.3 thereto), January 7, 2015, February 5, 2015, February 19, 2015, February 26, 2015, March 3, 2015, March 5, 2015, March 10, 2015 and March 31, 2015; and

•	the description of our common stock as contained in our Registration Statement on Form 8-A, dated December 14, 2011, under the caption “Description of Registrant’s Securities to be Registered,” including any further amendment or report filed for the purpose of updating such description.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Frontier Communications Corporation, 3 High Ridge Park, Stamford, Connecticut 06905, Telephone No. (203) 614-5600.

Part II

Information not required in prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The table below itemizes the expenses payable by Frontier Communications Corporation (the “Registrant”) in connection with the registration and issuance of the securities being registered hereunder. The Registrant will bear all expenses of this offering. All amounts shown are estimates, except for the SEC registration fee.

Securities Act Registration Fee	*
Legal Fees and Expenses	+
Trustee Fees	+
Printing Expenses	+
Accounting Fees and Expenses	+
Miscellaneous	+

Total	+

*	Deferred in accordance with Rules 456(b) and 457(r).
+	Estimated expenses not presently known.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“Delaware Law”) permits a corporation, under specified circumstances, to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit (other than a suit brought by or in the right of the corporation) brought against them in their capacity as such, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 of the Delaware Law also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a suit brought by or in the right of the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made, unless otherwise determined by the court, if such person was adjudged liable to the corporation.

The Delaware Law also provides that the indemnification described above will not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The Delaware Law also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

As permitted by sections 102 and 145 of Delaware Law, the Registrant’s Restated Certificate of Incorporation eliminates the liability of a director to the Registrant and its stockholders for monetary damages for breach of a director’s fiduciary duty except for liability under section 174 of Delaware Law, for any breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit.

The Registrant’s by-laws provide that to the fullest extent permitted by applicable law as then in effect, the Registrant shall indemnify any person (the “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action or proceeding by or in the right of the Registrant to procure a judgment in its favor) (a “Proceeding”), by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such Proceeding is alleged action in an official capacity as director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such Proceeding. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors, administrators and legal representatives. The right to indemnification conferred in the Registrant’s By-laws includes the right to receive payment of any expenses incurred by the Indemnitee in connection with such Proceeding in advance of the final disposition of the Proceeding, consistent with applicable law as then in effect.

The above discussion of the Delaware Law and the Registrant’s Restated Certificate of Incorporation and By-laws is not intended to be exhaustive and is qualified in its entirety by such statutes, the Restated Certificate of Incorporation and the By-laws.

The Registrant maintains liability insurance for the benefit of its directors and officers.

Item 16.	Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits on page II-6 and are incorporated by reference herein.

Item 17.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or

(x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 20th day of April, 2015.

By:	/s/ Daniel J. McCarthy
Name:	Daniel J. McCarthy
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald Daniels, John M. Jureller, Daniel J. McCarthy and Mark D. Nielsen, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement on Form S-3, including any registration statement filed under SEC Rule 462, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Leroy T. Barnes, Jr.	Director	April 20, 2015
Leroy T. Barnes, Jr.

/s/ Peter C.B. Bynoe	Director	April 20, 2015
Peter C.B. Bynoe

/s/ Donald Daniels	Senior Vice President and Controller	April 20, 2015
Donald Daniels	(Principal Accounting Officer)

/s/ Diana S. Ferguson	Director	April 20, 2015
Diana S. Ferguson

/s/ Edward Fraioli	Director	April 20, 2015
Edward Fraioli

/s/ John M. Jureller	Executive Vice President and Chief Financial Officer	April 20, 2015
John M. Jureller	(Principal Financial Officer)

/s/ Daniel J. McCarthy	Director, President and Chief Executive Officer	April 20, 2015
Daniel J. McCarthy	(Principal Executive Officer)

/s/ Pamela D.A. Reeve	Director	April 20, 2015
Pamela D.A. Reeve

/s/ Virginia P. Ruesterholz	Director	April 20, 2015
Virginia P. Ruesterholz

/s/ Howard L. Schrott	Director	April 20, 2015
Howard L. Schrott

/s/ Larraine D. Segil	Director	April 20, 2015
Larraine D. Segil

/s/ Mark Shapiro	Director	April 20, 2015
Mark Shapiro

/s/ Myron A. Wick III	Director	April 20, 2015
Myron A. Wick III

/s/ Mary Agnes Wilderotter	Executive Chairman of the Board	April 20, 2015
Mary Agnes Wilderotter

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement.*

3.1	Restated Certificate of Incorporation of Frontier Communications Corporation (formerly known as Citizens Communications Company) (filed as Exhibit 3.200.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).**

3.2	Certificate of Amendment of Restated Certificate of Incorporation effective July 31, 2008 (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008).**

3.3	Certificate of Amendment of Restated Certificate of Incorporation, effective June 28, 2010 (filed as Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed July 1, 2010).**

3.4	By-laws of Frontier Communications Corporation, as amended February 6, 2009 (filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on February 6, 2009).**

4.1	Indenture (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 9, 2009).**

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014).**

23.1	Consent of KPMG LLP.

23.2	Consent of Ernst & Young LLP.

23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

25.1	Form T-1 statement of eligibility under the Trust Indenture Act of 1939 of Trustee for the Indenture.

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.
**	Incorporated herein by reference.